Exhibit 99.1

The Joint Corp. Reports First Quarter 2017 Financial Results

Revenue Increased 33% to $5.7 Million Compared to Prior Year Period

 Added 12 new Franchise Clinics in First Quarter

System-wide Comp Sales1 of 19%

SCOTTSDALE, Ariz., May 11, 2017 (GLOBE NEWSWIRE) -- The Joint Corp. (NASDAQ:JYNT), a national operator, manager and franchisor of chiropractic clinics, today reported results for the first quarter ended March 31, 2017.

First Quarter 2017 Financial Highlights

  Revenue increased 33% in the first quarter to $5.7 million, up from $4.3 million in the prior year first quarter
  System-wide comp sales[1] were 19%
  Net loss improved 53% compared to the same quarter last year to ($1.6) million
  Added 12 new franchised clinics, ending the first quarter of 2017 with 373 total clinics in operation, a net increase of 42 total clinics from March 31, 2016

“We continued our progress toward profitability in the first quarter,” said Peter D. Holt, president and chief executive officer of The Joint Corp. “First quarter results reflect continued strong growth in our business as system-wide comp sales were 19% and revenue growth was 33%, in both cases as compared with the first quarter of last year. For the remainder of the year we are focused on achieving profitability in our corporate clinic segment, expanding our franchise network by adding 50 to 60 new franchised clinics in 2017, and continuing to control operating costs.”

Holt added, “Based upon our current core customer profile and usage, we have identified the opportunity to expand to more than 1,700 clinics across the country. With 373 clinics today, the road before us is clear. To fully capitalize on this opportunity, we will focus on rapid expansion through our franchising efforts, amplified by our network of strategically located company-owned or managed clinics.”

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[1] Comp sales refers to the amount of sales a clinic generates in the most recent accounting period, compared to sales in the comparable period of the prior year, and (i) includes sales only from clinics that have been open at least 13 full months and (ii) excludes any clinics that have closed.

First Quarter 2017 Financial Results

Revenue for the first quarter of 2017 increased 33% to $5.7 million from $4.3 million in the first quarter of 2016 due primarily to increasing sales in our existing company-owned or managed clinics and the net increase of 42 clinics since March 31, 2016.

Cost of revenue in the first quarter of 2017 was virtually unchanged compared to the first quarter of 2016 as lower regional developer commissions from fewer clinic openings were offset by higher regional developer royalties.

Selling and marketing expenses increased by 30% to $1.0 million in the first quarter of 2017, compared to $0.7 million in the same period last year primarily due to increases in our national marketing program.

General and administrative expenses decreased to $4.6 million in the first quarter of 2017, compared to $5.7 million in the first quarter of 2016 due to lower payroll and lower legal and accounting expenses. Loss on disposition or impairment was $0.4 million in the first quarter 2017 due to exit cost obligations from the closure of company managed clinics in Chicago and New York.

Depreciation and amortization expenses for the first quarter of 2017 were stable compared to the prior year quarter.

Net loss in the first quarter of 2017 was ($1.6) million, or ($0.13) per share, compared to a net loss of ($3.5) million, or ($0.28) per share, in the same period last year.

Adjusted EBITDA (a non-GAAP measure) in the first quarter of 2017 was ($0.5) million, a significant improvement compared to ($2.7) million in the same quarter last year.

As of March 31, 2017, cash and cash equivalents were $2.7 million, compared to $3.0 million at December 31, 2016.  Pursuant to the terms of our credit agreement, we borrowed a required $1.0 million on our line of credit, which remains unused as part of cash and cash equivalents on our balance sheet as of March 31, 2017.

 2017 Financial Guidance

For full year 2017, we are reiterating our guidance set forth below:

  Total revenues in the range of $22 million to $24 million
  Adjusted EBITDA in the range of ($1.5) million to ($0.5) million
  Net new franchise clinic openings in the range of 50 to 60

Conference Call

The Joint Corp. management will host a conference call at 5:00 p.m. ET on Thursday, May 11, 2017, to discuss the first quarter 2017 results. The conference call may be accessed by dialing 765-507-2604 or 844-464-3931, and referencing 97364518. A live webcast of the conference call will also be available on the investor relations section of the Company’s website at www.thejoint.com. An audio replay will be available two hours after the conclusion of the call through May 18, 2017. The replay can be accessed by dialing 404-537-3406 or 855-859-2056. The passcode for the replay is 97364518.

Non-GAAP Financial Information

This earnings release includes a presentation of EBITDA and Adjusted EBITDA which are non-GAAP financial measures. These are presented because they are important measures used by management to assess financial performance, as management believes they provide a more transparent view of the Company’s underlying operating performance and operating trends. Reconciliations of net loss to EBITDA and Adjusted EBITDA are presented within the tables below. The Company defines Adjusted EBITDA as EBITDA before acquisition-related expenses, bargain purchase gain, loss on disposition or impairment, and stock-based compensation expenses. The Company defines EBITDA as net income (loss) before net interest, taxes, depreciation, and amortization expenses.

EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While EBITDA and Adjusted EBITDA are used as measures of financial performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. EBITDA and Adjusted EBITDA should be reviewed in conjunction with the Company’s financial statements filed with the SEC.

Forward-Looking Statements

This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, our failure to develop or acquire corporate clinics as rapidly as we intend, our failure to profitably operate corporate clinics, and the factors described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC. Words such as, "anticipates," "believes," "continues," "estimates," "expects," "goal," "objectives," "intends," "may," "opportunity," "plans," "potential," "near-term," "long-term," "projections," "assumptions," "projects," "guidance," "forecasts," "outlook," "target," "trends," "should," "could," "would," "will," and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

About The Joint Corp. (NASDAQ:JYNT)

Based in Scottsdale, Arizona, The Joint is reinventing chiropractic by making quality care convenient and affordable for patients seeking pain relief and ongoing wellness. A no-appointment policy and convenient hours and locations make care more accessible, and affordable membership plans and packages eliminate the need for insurance. With 370+ clinics nationwide and more than 4 million patient visits annually, The Joint is an emerging growth company and key leader in the chiropractic profession. For more information, visit www.thejoint.com or follow the brand on Twitter, Facebook, YouTube and LinkedIn.

Business Structure

The Joint Corp. is a franchisor of clinics and an operator of clinics in certain states. In California, Colorado, Florida, Illinois, Minnesota, New Jersey, New York, North Carolina, Oregon and Tennessee, The Joint and its franchisees provide management services to affiliated professional chiropractic practices.

THE JOINT CORP. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2017	2016
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$2,676,607	$3,009,864
Restricted cash	312,551	334,394
Accounts receivable, net	1,189,132	1,021,733
Income taxes receivable	3,054	42,014
Notes receivable - current portion	30,818	40,826
Deferred franchise costs - current portion	686,873	748,300
Prepaid expenses and other current assets	893,520	499,525
Total current assets	5,792,555	5,696,656
Property and equipment, net	4,360,900	4,724,706
Deferred franchise costs, net of current portion	738,258	836,350
Intangible assets, net	2,164,066	2,338,922
Goodwill	2,750,338	2,750,338
Deposits and other assets	667,021	707,889
Total assets	$16,473,138	$17,054,861

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,089,176	$1,054,946
Accrued expenses	161,542	299,997
Co-op funds liability	95,007	73,246
Payroll liabilities	397,095	750,421
Notes payable - current portion	168,000	331,500
Deferred rent - current portion	148,564	215,450
Deferred revenue - current portion	2,866,880	3,077,430
Other current liabilities	54,479	60,894
Total current liabilities	4,980,743	5,863,884
Revolving credit - notes payable	1,000,000	-
Deferred rent, net of current portion	907,723	1,400,790
Deferred revenue, net of current portion	2,695,729	2,231,712
Deferred tax liability	156,920	120,700
Other liabilities	1,242,332	512,362
Total liabilities	10,983,447	10,129,448
Commitments and contingencies
Stockholders' equity:
Series A preferred stock, $0.001 par value; 50,000
shares authorized, 0 issued and outstanding, as of March 31, 2017,
and December 31, 2016	-	-
Common stock, $0.001 par value; 20,000,000 shares
authorized, 13,371,535 shares issued and 13,075,031 shares outstanding as of March 31, 2017 and 13,317,393 shares issued and 13,020,889
outstanding as of December 31, 2016	13,371	13,317
Additional paid-in capital	36,609,876	36,398,588
Treasury stock 296,504 shares as of March 31, 2017 and December 31, 2016	(503,118)	(503,118)
Accumulated deficit	(30,630,438)	(28,983,374)
Total stockholders' equity	5,489,691	6,925,413
Total liabilities and stockholders' equity	$16,473,138	$17,054,861

THE JOINT CORP. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,
	2017	2016
Revenues:
Revenues and management fees from company clinics	$2,515,601	$1,658,553
Royalty fees	1,706,073	1,368,831
Franchise fees	449,500	514,800
Advertising fund revenue	598,436	265,721
IT related income and software fees	267,013	221,134
Regional developer fees	76,896	147,537
Other revenues	60,338	88,460
Total revenues	5,673,857	4,265,036
Cost of revenues:
Franchise cost of revenues	683,243	694,735
IT cost of revenues	58,861	45,228
Total cost of revenues	742,104	739,963
Selling and marketing expenses	958,706	738,683
Depreciation and amortization	577,987	575,544
General and administrative expenses	4,564,079	5,692,056
Total selling, general and administrative expenses	6,100,772	7,006,283
Loss on disposition or impairment	417,971	-
Loss from operations	(1,586,990)	(3,481,210)

Other (expense) income, net	(19,465)	473
Loss before income tax expense	(1,606,455)	(3,480,737)

Income tax expense	(40,609)	(44,397)

Net loss and comprehensive loss	$(1,647,064)	$(3,525,134)

Loss per share:
Basic and diluted loss per share	$(0.13)	$(0.28)

Basic and diluted weighted average shares	13,042,595	12,567,901

Non-GAAP Financial Data:
Net income (loss)	$(1,647,064)	$(3,525,134)
Interest expense	25,000	4,451
Depreciation and amortization expense	577,987	575,544
Tax expense (benefit) penalties and interest	40,609	44,397
EBITDA	$(1,003,468)	$(2,900,742)
Stock compensation expense	95,065	197,668
Acquisition related expenses	12,650	30,861
Loss on disposition or impairment	417,971	-
Adjusted EBITDA	$(477,782)	$(2,672,213)

The above table presents the reconciliation of net income (loss) to Adjusted EBITDA for the three month periods ended March 31, 2017 and 2016.

THE JOINT CORP. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
	2017	2016
Net loss	$(1,647,064)	$(3,525,134)
Adjustments to reconcile net loss to net cash	1,127,243	732,113
Changes in operating assets and liabilities	(736,896)	(2,966,707)
Net cash used in operating activities	(1,256,717)	(5,759,728)
Net cash used in investing activities	(29,317)	(545,684)
Net cash provided by (used in) financing activities	952,777	(119,942)
Net decrease in cash	$(333,257)	$(6,425,354)

Investor Contact:
Peter Vozzo
peter.vozzo@westwicke.com
443-213-0505

Media Contact:
Inna Lazarev
Public Relations Manager
inna.lazarev@thejoint.com